Sub-Item 77Q1(e)

                                 AMENDMENT NO. 1
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

     THIS Amendment dated January 23, 2012, amends the Investment Advisory Agreement (the "Agreement") dated June 1, 2010, by and between the registered investment companies as set forth on Appendix I (each, a "Fund" and collectively, the "Funds"), as the same may be amended from time to time, and Invesco Advisers, Inc., a Delaware corporation (the "Adviser").

RECITALS

     WHEREAS, the parties agree to amend the Agreement to (i) change the name of Invesco California Insured Municipal Income Trust, Invesco Insured California Municipal Securities, Invesco Insured Municipal Bond Trust, Invesco Insured Municipal Income Trust, Invesco Insured Municipal Securities and Invesco Insured Municipal Trust to Invesco California Municipal Income Trust, Invesco California Municipal Securities, Invesco Value Municipal Bond Trust, Invesco Value Municipal Income Trust, Invesco Value Municipal Securities and Invesco Value Municipal Trust, respectively, and to (ii) remove Invesco Prime Income Trust;

     NOW THEREFORE, the parties agree as follows:

     1. Appendix I and II are deleted in their entirety and replaced with the following:

                                   "APPENDIX I
                            FUNDS AND EFFECTIVE DATES

               All of the Funds referenced below are organized as
                         Massachusetts business trusts.

NAME OF FUND                                                             EFFECTIVE DATE OF ADVISORY AGREEMENT
----------------------------------------------------------               ------------------------------------
Invesco California Municipal Income Trust                                             June 1, 2010

Invesco California Quality Municipal Securities                                       June 1, 2010

Invesco California Municipal Securities                                               June 1, 2010

Invesco Value Municipal Bond Trust                                                    June 1, 2010

Invesco Value Municipal Income Trust                                                  June 1, 2010

Invesco Value Municipal Securities                                                    June 1, 2010

Invesco Value Municipal Trust                                                         June 1, 2010

Invesco Municipal Income Opportunities Trust                                          June 1, 2010

Invesco Municipal Income Opportunities Trust II                                       June 1, 2010

Invesco Municipal Income Opportunities Trust III                                      June 1, 2010

Invesco Municipal Premium Income Trust                                                June 1, 2010

Invesco New York Quality Municipal Securities                                         June 1, 2010

Invesco Quality Municipal Income Trust                                                June 1, 2010

Invesco Quality Municipal Investment Trust                                            June 1, 2010

Invesco Quality Municipal Securities                                                  June 1, 2010

                                   APPENDIX II
                           COMPENSATION TO THE ADVISER

     Each Fund shall pay the Adviser, out of the assets of the Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below.

FUND                                                                                       ANNUAL RATE
----------------------------------------------------------               --------------------------------------------------
Invesco California Municipal Income Trust                                0.27% as a percentage of average weekly net assets*

Invesco California Quality Municipal Securities                          0.27% as a percentage of average weekly net assets*

Invesco California Municipal Securities                                  0.27% as a percentage of average weekly net assets

Invesco Value Municipal Bond Trust                                       0.27% as a percentage of average weekly net assets*

Invesco Value Municipal Income Trust                                     0.27% as a percentage of average weekly net assets*

Invesco Value Municipal Securities                                       0.27% as a percentage of average weekly net assets

Invesco Value Municipal Trust                                            0.27% as a percentage of average weekly net assets*

Invesco Municipal Income Opportunities Trust                             0.50% as a percentage of average weekly net assets

Invesco Municipal Income Opportunities Trust II                          0.50% as a percentage of average weekly net assets

Invesco Municipal Income Opportunities Trust III                         0.50% as a percentage of average weekly net assets

Invesco Municipal Premium Income Trust                                   0.40% as a percentage of average weekly net assets*

Invesco New York Quality Municipal Securities                            0.27% as a percentage of average weekly net assets*

Invesco Quality Municipal Income Trust                                   0.27% as a percentage of average weekly net assets*

Invesco Quality Municipal Investment Trust                               0.27% as a percentage of average weekly net assets*

Invesco Quality Municipal Securities                                     0.27% as a percentage of average weekly net assets*"

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* For the purpose of calculating the advisory fee, the liquidation preference of any Preferred Shares issued by the Fund will not be deducted from the Fund's total assets. In addition, an amount up to the aggregate amount of any other borrowings may be included in the Fund's advisory fee calculation.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

                                    ON BEHALF OF EACH FUND LISTED IN APPENDIX I

Attest:
        /s/ Peter Davidson           By: /s/ John M. Zerr
----------------------------------       -----------------------
        Assistant Secretary          Name: John M. Zerr
(SEAL)                               Title: Senior Vice President

Attest:                                 INVESCO ADVISERS, INC.

       /s/ Peter Davidson            By:  /s/ Todd L. Spillane
----------------------------------       -----------------------
        Assistant Secretary          Name: Todd L. Spillane
(SEAL)                               Title: Senior Vice President

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